EX-2.1


                                   Exhibit 2.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

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                                        :
In re:                                       In Proceedings for
                                        :    Reorganization
THE CONTINUUM GROUP, INC.,
                                        :    Case Nos.
                    Debtor.                  95-B-44222  (SMB)
                                        :
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                          JOINT PLAN OF REORGANIZATION
                          ----------------------------


              THE CONTINUUM GROUP, INC. ("Continuum" or the "Debtor"), the above-named Debtor, by Marc L. Bailin, Chapter 11 Trustee and the Hanover Capital Corporation, the funder of the Plan, propose the following Plan of Reorganization (the "Plan") pursuant to Section 1121(c) of Chapter 11 of the Bankruptcy Code.

                                   ARTICLE 1
                                  DEFINITIONS

       For the purposes of the Plan, to the extent not otherwise provided herein, the following terms shall have the meanings herein set forth. Unless otherwise indicated, the singular shall include the plural and capitalized terms shall at all times refer to the terms defined in this Article. A term used in the Plan that is not defined in the Plan but is used in the Bankruptcy Code shall have the meaning assigned to it in the Bankruptcy Code.

       1.1 "ADMINISTRATIVE CREDITOR" shall mean a Person entitled to payment of an Administrative Expense.

       1.2 "ADMINISTRATIVE EXPENSE CLAIM" shall mean any Claim under Section 503(b) of the Bankruptcy Code that is entitled to priority under
              Section 507(a)(1) of the Bankruptcy Code.

       1.3 "ALLOWED ADMINISTRATIVE EXPENSE CLAIM" shall mean that portion of an Administrative Expense Claim to which no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by the Bankruptcy Court, or as to which any objection has been determined by an order or judgment, which determination is no longer subject to appeal or CERTIORARI proceeding, and as to which no appeal or CERTIORARI proceeding is pending.

       1.4 "ALLOWED CLAIM" shall mean any Claim, proof of which is filed on or before such date designated by the Bankruptcy Court as a bar date, or which has been or hereafter is listed by the Debtor as liquidated in amount and not disputed or contingent, and in either case, a Claim to which no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by the Bankruptcy Court, or as to which any objection has been determined by an order or judgment, which determination is no longer subject to appeal or CERTIORARI proceeding, and as to which no appeal or CERTIORARI proceeding is pending.

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       1.5    "ALLOWED  PRIORITY  CLAIM"  shall mean that  portion of an Allowed
              Claim entitled to priority under Sections 507(a)(3), (4) or (5) of the Bankruptcy Code.

       1.6 "ALLOWED SECURED CLAIM" shall mean that portion of an Allowed Claim, the holder of which is vested with a security interest, as that term in defined in Section 101(51) of the Bankruptcy Code, to the extent of the value of the asset or assets in which the security interest exists.

       1.7 "ALLOWED TAX CLAIM" shall mean that portion of an Allowed Claim entitled to priority under Section 507(a)(8) of the Bankruptcy Code.

       1.8 "ALLOWED UNSECURED CLAIM" shall mean that portion of an Allowed Claim that is other than an Allowed Administrative Expense Claim, Allowed Priority Claim or fully Secured Claim.

       1.9 "BANKRUPTCY CODE" shall mean the Bankruptcy Reform Act of 1978, 11 U.S.C. Sections 101 ET SEQ., as in effect on the Petition Date.

       1.10 "BANKRUPTCY COURT" shall mean the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the within Chapter 11 case.

       1.11 "CLAIM" shall mean any right to payment from the Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, all as set forth in Section 101(5) of the Bankruptcy Code.

       1.12 "CLASS OF CLAIMS" shall mean those classifications of Claims as described in Article Two of the Plan.

       1.13 "CONFIRMATION" shall mean entry of an order of the Bankruptcy Court confirming the Plan.

       1.14   "CONFIRMATION   DATE"   shall   mean  the  date  upon   which  the
              Confirmation Order is entered by a Judge of the Bankruptcy Court.

       1.15 "CONFIRMATION ORDER" shall mean the Order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

       1.16 "CREDITOR" shall mean a Person that has a Claim against the Debtor that arose on or before the Petition Date or a Claim against the Debtor's estate of any kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code.

       1.17 "DEBTOR" or "CONTINUUM" shall mean The Continuum Group, Inc. as debtor, having heretofore filed a voluntary petition under Chapter 11 of the Bankruptcy Code.

       1.18   "DISCLOSURE   STATEMENT"  shall  mean  the  Disclosure   Statement
              prepared by the Investor.

       1.19 "DISPUTED CLAIM" shall mean any Claim as to which an objection (or a Statement of Intention to Object) to allowance has been interposed and which objection has not been determined by a final, non-appealable order of the Bankruptcy Court.

       1.20 "EFFECTIVE DATE" shall mean the first business day after the date on which the Confirmation Order becomes final, no longer subject to appeal or CERTIORARI proceeding, and as to which no appeal or CERTIORARI proceeding shall then be pending.

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       1.21   "FUND" means the  depositary  fund created under Article 9 of this
              Plan into which $90,000 of the Proceeds of the contribution by the Investor shall be deposited, together with the funds of the Debtor presently being held by the Trustee in the approximate amount of $90,000 and out of which distributions shall be made to holders of Allowed Administrative Expense Claims, as provided in the Plan.

       1.22   "GAAP"   shall  mean   present   generally   accepted   accounting
              principles, as may from time to time be amended.

       1.23 "INTERESTHOLDERS" shall mean the holders of the Debtor's capital stock existing on the Confirmation Date.

       1.24 "INVESTOR" shall refer to the Hanover Capital Corporation which has contracted with the Trustee to fund the Plan in accordance with the terms set forth in a certain Agreement between the Trustee and the Investor which Agreement is annexed hereto as Exhibit "A" and incorporated herein.

       1.25 "PERSON" shall mean an individual, a corporation, a partnership, an association, a joint stock company, an estate, a trust, any unincorporated organization, or a government or any political subdivision thereof or other entity.

       1.26 "PETITION DATE" shall mean September 22, 1995, the date upon which Continuum filed its Chapter 11 petition with the Bankruptcy Court.

       1.27 "PLAN" shall mean this Joint Plan of Reorganization proposed by the Trustee and the Investor.

       1.28 "PRIORITY CLAIM" shall mean any Allowed Claim, other than an Administrative Expense, Secured Claim or Unsecured Claim, to the extent entitled to Priority in payment under Section 507(a) of the Bankruptcy Code.

       1.29   "PRIORITY  CLAIM FUND" means the  depository  fund  created  under
              Article 9 of the Plan into which the sum of $10,000 of the Proceeds contributed by the Investor shall be deposited for distribution to holders of Allowed Priority Claims.

       1.30   "PRIORITY  CREDITOR"  shall  mean a  Creditor  that has a Priority
              Claim.

       1.31 "PROCEEDS" shall refer to the capital contribution of the Investor in the principal sum of $100,000.

       1.32 "PROPONENTS OF THE PLAN" shall refer to the Trustee and the Investor, who, together submit and support the Plan.

       1.33 PRO RATA with respect to an allocation among several Persons of an aggregate amount, denotes an allocation to each such Person of a share of such aggregate amount equal to the product of (a) such aggregate amount, multiplied by (b) a fraction of which the numerator is the amount of such person's respective Claim, and the denominator is the total amount of the Claims of all Persons to whom PRO RATA shares are to be allocated.

       1.34 "SECURED CLAIM" shall mean a Claim, the holder of which is vested with a security interest, as that term is defined in Section 101(51) of the Bankruptcy Code, to the extent of the value of the asset or assets in which the security interest exists.

       1.35   "SECURED CREDITOR" shall mean a Creditor that has a Secured Claim.

       1.36 "STATEMENT OF INTENTION TO OBJECT" shall mean a list of Claims and Administrative Expenses filed with the Bankruptcy Court by the Trustee (in respect of

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              Administrative  Expense  Claims and  Priority  Claims)  and by the
              Investor (in respect of all other Claims and Interests), prior to the Confirmation Date, as listing those Claims as to which it is intended that an objection to the allowance thereof will be filed.

       1.37   "TAX CLAIMS"  shall mean those Claims  entitled to priority  under
              Section 507(a)(8) of the Bankruptcy Code.

       1.38 "TRUSTEE" shall refer to Marc L. Bailin, having been duly appointed as operating trustee in this Chapter 11 case by Order of the Court dated June 30, 1997.

       1.39 "UNSECURED CLAIM" shall mean a Claim that is other than an Administrative Expense Claim, Priority Claim, Tax Claim or fully Secured Claim. Where a Claim is partially secured, only the unsecured portion shall be deemed an Unsecured Claim.

       1.40 "UNSECURED CREDITOR" shall mean a Creditor that has an Unsecured Claim.

                                   ARTICLE 2
                 DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS

       2.1 All Claims, as defined in Section 101(5) of the Bankruptcy Code against the Debtor, of whatever nature, whether or not scheduled, liquidated or unliquidated, absolute or contingent, including all Claims arising from the rejection of executory contracts, and all interest arising from the ownership of any equity of the Debtor, shall be bound by the provisions of this Plan and are hereby classified, as allowed, as follows:

       (1)Class 1 - Administrative Expenses
       (1)Class 2 - Allowed Priority Claims
          Class 3 - Allowed Secured Claims
          Class 4 - Allowed Unsecured Claims
          Class 5 - Interest of holders of all of the issued and outstanding shares of stock of the Debtor, common or otherwise.

                                   ARTICLE 3
                PROVISIONS FOR PAYMENT OF ADMINISTRATIVE CLAIMS
                                    CLASS 1

       3.1 Each holder of an Allowed Claim for an Administrative Expense (including, without limitation, Trustee's, attorneys', accountants' and U.S. Trustee's fees, if any, to the extent awarded by the Bankruptcy Court), filed and allowed, shall be paid from the Fund on the Effective Date, or upon entry of an Order allowing such Claim, whichever shall be later, or as soon as practicable thereafter, in accordance with such terms as may be agreed upon by the Trustee and the holder of


----------

       (1) Although holders of Administrative Expense Claims is designated as a Class, they are not a Class for voting purposes.

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an Administrative Expense Claim.

       3.2 All trade and service debts and obligations, if any, incurred in the normal course of business by the Debtor during this Reorganization case shall be paid when due in the ordinary course of business.

       3.3 Notwithstanding, any agreement will include the payment in full of all outstanding fees to the U.S. Trustee pursuant to 28 U.S.C. ss. 1930(a)(6), which shall be paid on the effective date of the Plan, and the Debtor, or any successor thereto by merger, consolidation or otherwise, on or after the Effective Date of the Plan shall be liable for, and the Trustee, on behalf of the reorganized Debtor, shall pay such fees until the entry of a final decree in this case or until the case is converted or dismissed.

                                   ARTICLE 4
               PROVISIONS FOR PAYMENT OF PRIORITY CLAIMS CLASS 2
                            AND PRIORITY TAX CLAIMS

       4.1 If Allowed Priority Claims do not exceed $10,000, each holder of an Allowed Priority Claim shall be paid in full out of the Priority Claim Fund, in cash upon the Effective Date, or upon entry of an Order by the Bankruptcy Court allowing such Claim, whichever shall be later, or as soon as practicable thereafter. If Allowed Priority claims exceed the amount of the Priority Claims Fund, then each such holder shall be paid out of the Priority Claims Fund an amount in accordance with such terms as are agreed upon by the Trustee and each holder of an Allowed Priority Claim.

       4.2 Allowed Priority Tax Claims, at the option of the reorganized Debtor, will be paid (a) in full, in cash, on or as soon after the date of the effective date or the date such Claim becomes Allowed; (b) on such terms as the Debtor and the holder of such Allowed Claim may agree; or (c) in up to twenty-four (24) equal quarterly installments commencing on the first business day following the date of assessment of such Allowed Priority Tax Claim, together with interest on the unpaid balance of such Allowed Priority Tax Claim at a rate to be fixed or approved by the Bankruptcy Court at the Confirmation Hearing.

                                   ARTICLE 5
               PROVISIONS FOR TREATMENT OF ALLOWED SECURED CLAIMS
                                    CLASS 3

       5.1 Each holder of a Class 3 Allowed Secured Claim shall receive distribution of the proceeds of the sale or liquidation of the property of the Debtor, if any, affected by their respective lien, in the order in which their respective lien is entitled to priority, until the Allowed Amount of its respective Allowed Secured Claim is fully satisfied. Such sale or liquidation shall take place as soon as praticable after the Effective Date. Holders of such Allowed Secured Claims will retain their respective liens on property of the estate until such time as it may be sold in whole or in part, at which time their liens shall attach to the proceeds of sale, net of ordinary and necessary closing costs.

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                                    ARTICLE 6
                          PROVISIONS FOR TREATMENT OF
                       ALLOWED UNSECURED CLAIMS - CLASS 4

       6.1 Each Unsecured Creditor shall be paid in full settlement, release and discharge of his or its respective Allowed Claim against the Debtor, his or its PRO RATA share of 500,000 shares of the reorganized Continuum's reissued Common Stock and an equal number of shares in each of the four (4) subsidiaries described in Article 9, to be distributed on the Effective Date, or as provided in Article 9, or, in the case of a Disputed Claim, upon entry of an order by the Bankruptcy Court allowing such Claim.

                                    ARTICLE 7
                      PROVISIONS FOR TREATMENT OF HOLDERS OF
                    ALL OF THE ISSUED AND OUTSTANDING SHARES
                       OF STOCK OF THE DEBTORS - CLASS 5

       7.1 No cash payment shall be made to the existing holders of capital stock of the Debtor under this Plan. The shares of capital stock held by such Persons shall be canceled and each such Person shall be issued his or its PRO RATA share of 400,000 shares of Common Stock of the reorganized Continuum's made available to this Class. Such Person shall also be issued an equal number of shares in each of the four (4) subsidiaries described in Article 9.

                                   ARTICLE 8
                   NO WAIVER OF RIGHTS AGAINST THIRD PARTIES

       8.1 Neither acceptance of the Plan by a Creditor nor Confirmation shall constitute a waiver of any rights or Claims such Creditor may have against parties other than the Debtor and the Trustee, all such rights and Claims against other parties being expressly reserved.

                                   ARTICLE 9
                               MEANS OF EXECUTION
                     CREATION AND DISTRIBUTION OF THE FUND
                        AND THE PRIORITY CLAIM FUND AND
               CREATION OF THE SUBSIDIARIES AND ISSUANCE OF STOCK

       9.1 The Plan shall be funded principally by means of the Debtor's cash on hand, in the approximate sum of $90,000, plus the Proceeds from Hanover. The Proceeds consists of the total sum of $100,000 paid by Hanover for purposes of funding the Plan.

       9.2 Out of the Proceeds, $90,000 shall be committed to the Fund, designed for the distribution to holders of Allowed Administrative Expense Claims, and the sum of $10,000 shall be committed to the Priority Claim Fund for the distribution to holders of Allowed Priority Claims.

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


       9.3 All cash payments to which any class of Creditors might be entitled by virtue of the provisions of this Plan shall be made from the Fund and the Priority Claims Fund.

       9.4 The Fund and the Priority Claims Fund shall be managed by the Trustee and all distribution shall be made from those Funds by the Trustee.

       9.5 In consideration for the payment of the Proceeds, Hanover shall receive a total of 9,000,000 shares of Common Stock in the reorganized Continuum and an equal number of shares in each of the four (4) subsidiaries.

       9.6 Hanover shall endeavor to create an additional four (4) subsidiaries of the reorganized Continuum, to be organized under the laws of the State of Nevada. Each subsidiary will have the authority to issue 50,000,000 shares of Common Stock. As soon as practicable thereafter, each holder of a Claim or Interest who is entitled to a distribution of stock in the reorganized Continuum, shall receive an equal number of shares of Common Stock in each of the four (4) subsidiaries. The reorganized Continuum shall thereafter endeavor to apply for having the shares in the subsidiaries traded through the trading systems of the National Association of Securities Traders.

       9.7 Hanover shall select a Stock Transfer Agent for purposes of distributing the shares of stock und the Plan.

       9.8 Pursuant to the provisions of Section 1145 of the Bankruptcy Code, the issuance, sale or resale of stock under this Plan is exempt from the securities laws of the United States and any state or local law requiring the registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in a security or issuance, distribution or transfer of such security.

       9.9 Objections to Administrative Expense Claims and Priority Claims may be filed by the Trustee and objections to all other Claims may be filed by the Investor with the Bankruptcy Court and served upon each holder of such Disputed Claim not later than 120 days after the Effective Date.

       9.10 Unless otherwise ordered by the Bankruptcy Court, the Trustee and the Investor shall litigate to judgment all their respective objections to Disputed Claims, or settle or withdraw objections only by order of the Bankruptcy Court.

       9.11 A reserve shall be maintained for Disputed Claims in an amount equal to the distribution which the holder of such Disputed Claim would have received, if it were an Allowed Claim based upon the lesser amount of: (i) the Disputed Claim; and (ii) the amount estimated by the Bankruptcy Court pursuant to Section 502 of the Bankruptcy Code for purposes of allowance, which amount shall not constitute and represent the maximum amount of such Claim if it ultimately becomes an Allowed Claim, or (iii) with respect to a Secured Claim, the collateral which is the object of the Secured Claim shall be preserved by the Debtor until a final determination.

       9.12 Any monies made available for distribution to creditors which are unclaimed by the holders of Claims with rights thereto after six (6) months from the date they are made available, or any amount remaining in reserve as a result of a Disputed Claim being allowed in an amount less than the amount reserved for that Claim, shall be returned to the Trustee and made available for distribution towards remaining Claims in that Class in the same proportion as the Claims in that Class are paid under the Plan. No further reserve shall be required.

       9.13 Payment of Disputed Claims which subsequently become Allowed, shall be made in accordance with the provisions of the Plan with repect to the class of Creditors to which the

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respective holder of the Allowed Claim belongs.

                                   ARTICLE 10
                             COVENANTS OF THE DEBTOR

       10.1 Until holders of Class 4 Claims have been paid in full or until the rights herein granted to holders of Allowed Unsecured Claims in Class 4 under and pursuant to the provisions of Article 6 hereof shall have expired or in some manner become extinguished, the Debtor will cause all of its properties, if any, to be maintained in reasonably good repair and working order and condition.

                                   ARTICLE 11
                        REJECTION OF EXECUTORY CONTRACTS

       11.1 Any and all executory contracts and options to purchase stock of the Debtor not expressly assumed, prior to the Confirmation Date or which are not at the Confirmation Date the subject of a pending application to assume shall be deemed to be rejected upon the Effective Date.

                                   ARTICLE 12
               IDENTIFICATION OF CLASSES NOT IMPAIRED BY THIS PLAN

       12.1 All Classes of Claims are impaired under the Plan except for Secured Claims (Class 3) which is not impaired under the Plan.

                                   ARTICLE 13
                            PROVISIONS FOR MANAGEMENT

              After the Confirmation Date, the present directors shall cease and discontinue from operating as directors. Upon Confirmation, Robert Frome, Michael Wainstein and Edward Cowle shall be the directors of the reorganized Debtor. Thereafter, the tenure and manner of selection of the directors shall be as provided in the articles and by-laws, as same may be amended. The following individuals shall serve as officers of the reorganized Continuum, at the pleasure of reorganized Continuum's Board of Directors:

       A.     Robert Frome-      President

       B.     Michael Wainstein- Vice-President and Treasurer

       C.     Edward Cowle-      Secretary

              The  reorganized   Debtor  shall  effectuate  such  notice  as  is
necessary to carry-out the provisions of this Article.

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


                                   ARTICLE 14
                            RETENTION OF JURISDICTION

       14.1 The Bankruptcy Court shall retain jurisdiction of this case pursuant to the provisions of Chapter 11 of the Bankruptcy Code, until the final irreversible distribution on all Claims affected by the Plan, and with respect to the following matters:

       (a) To enable the Trustee, the Investor, or any interested party, to consummate any and all proceedings which it may bring prior to entry of the Confirmation Order;

       (b) To adjudicate all controversies concerning the classification or allowance of any Claim, equity or security interest;

       (c) To hear and determine all Claims arising from the rejection of any executory contracts, including leases, and to consummate the rejection and termination thereof with respect to any executory contract as to which an application for rejection or termination is filed prior to entry of the Order of Confirmation;

       (d) To liquidate damages in connection with any disputed, contingent or unliquidated Claims;

       (e) To adjudicate all claims to a security or ownership interest in any property of the Debtor or in any proceeds thereof;

       (f) To adjudicate all Claims or controversies arising out of any purchase, sales or other contract made or undertaken by the Debtor during the pendency of the within Chapter 11 case;

       (g) To recover all assets and properties of the Debtor wherever located;

       (h)    To fix the allowance of compensation to all professionals;

       (i) To determine such other matters for which provision is made in the Order of Confirmation and for the purposes set forth in Section 1127(b) of the Bankruptcy Code; and

       (j) To make such orders as are necessary or appropriate to carry out the provisions of this Plan including, but not limited to, orders interpreting, clarifying or enforcing the provisions hereof.

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                                   ARTICLE 15
                                AVOIDANCE POWERS

       15.1 Neither the Debtor nor the Trustee has an obligation to commence any action under Chapter 5 of the Title 11 of the Bankruptcy Code. In the event that the Debtor or the Trustee chooses to commence any such action, any recoveries shall revert to the Debtor's estate.

                                   ARTICLE 16
                                     NOTICES

       Except as otherwise herein provided, all notices required to be made in or under the Plan shall be in writing and shall be mailed by registered or certified mail, return receipt requested;

       16.1 If to the Trustee, to Marc L. Bailin, Chapter 11 Trustee, 405 Park Avenue, New York, New York 10022 with a copy to: Winick & Rich, P.C., 919 Third Avenue, New York, New York 10022, Jeffrey Rich, Esq.

       16.2 If to Hanover, to Lacher & Fox, LLP, 99 Park Avenue, 25th Floor, New York, New York 10016, Attn. Joseph L. Fox, Esq.

       16.3 If to a Creditor, at the address set forth on the Debtor's Schedules or on such Creditor's Claim.

       16.4 Any Person may change the address at which he is to receive notices for purposes of this Plan by sending written notice pursuant to this provision to the Person to be charged with knowledge of such change. Furthermore, notice shall be given to all of the above and their successors.

                                   ARTICLE 17
                      CLAIMS OBJECTION BAR DATE AND CLAIMS
                          RESOLUTION AFTER CONFIRMATION

       17.1 The Proponents of the Plan have until 120 days after the Effective Date or after a Claim is filed, whichever is later, to file and serve an objection to any such Claim. Despite an objection to Claim, the Bankruptcy Court, after notice and a hearing, may temporarily allow the Claim in an amount the Court deems proper for the purpose of voting on the Plan or any other purpose.

                                   ARTICLE 18
                            MODIFICATION OF THE PLAN

       18.1 At any time prior to confirmation of the Plan, the Trustee and the Investor may jointly supplement, amend or modify the Plan. After confirmation of the Plan, the Trustee and the Investor may jointly apply to the Bankruptcy Court to modify the Plan pursuant to Section 1127 of the Bankruptcy Code, to remedy defects or omissions in the Plan, or to reconcile inconsistencies in the Plan.

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                                   ARTICLE 19
                            MISCELLANEOUS PROVISIONS

       19.1 DISCHARGE. The rights afforded in the Plan and the treatment of all Claims and Interests under the Plan shall be in exchange for, and in complete satisfaction, discharge and release of all Claims and Interests of any nature whatsoever against the Trustee and the Debtor, or any of the Debtor's estate or properties or interests in property. Except as otherwise provided herein, upon the Effective Date, all such Claims against and Interests in the Debtor shall be satisfied, discharged and released in full. Except as otherwise provided herein, all persons shall be precluded and forever barred from asserting any claim against the Trustee, the Debtor, and their respective successors and assigns or assets, properties or interests in property, or any other or further Claims based upon any act, omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date. The Confirmation Order shall be a judicial determination of discharge of liabilities of the Debtor and the Trustee, except as provided in the Plan.

       19.2 SETOFFS. There may be set off against any Allowed Claim and the payments to be made pursuant to this Plan in respect of such Allowed Claim, claims of any nature whatsoever that the Debtor may have against the holder of such Allowed Claim, but neither the failure to do so nor the allowance of any Claim hereunder will constitute a waiver or release of any such claim that the Debtor may have against such Claimant.

       19.3 NO INTEREST ON DISTRIBUTIONS. Except as expressly provided herein, all payments and distributions to be made under the Plan to holders of Allowed Claims will be made without interest.

       19.4 FULL AND FINAL SATISFACTION. All payments and distributions to be made under the Plan will be in full and final satisfaction, settlement, release and discharge of all Claims and Interests of any nature as against the Debtor and the Trustee. Except as provided herein, nothing contained in this Plan is intended to release the liabilities of persons, firms or entities other than the Debtor and the Trustee.

       19.5 THE INVESTOR. The Investor is not a principal of the Debtor and has no present interest in the Debtor, except as set forth in this Plan and the Agreement which is annexed hereto as Exhibit "A" and incorporated herein. The Investor shall have no liability for any acts, omissions, Claims, debts or other obligations of the Debtor or the Trustee, or any claims arising out of this transaction, except as provided in the Agreement and the Plan.

       19.6   HEADINGS.   The  underlined  paragraph  captions  herein  are  for
reference purposes only, and do not consititute a part of this Plan for any other purpose.

       19.7 GOVERNING LAW. Except to the extent that the Bankruptcy Code is applicable, the rights and obligations arising under the Plan will be governed by, construed and enforced in accordance with the internal laws of the State of New York, without reference to any law thereof regarding the conflict of laws.

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       19.8   SEVERABILITY. Should any provision of the Plan be determined to be
unenforceable,   such   determination  will  in  no  way  limit  or  affect  the
enforceability and operative effect of any or all other provisions of the Plan.

Dated: New York, New York
       May 12, 1999

HANOVER CAPITAL CORP.                      THE CONTINUUM GROUP, INC.

By: s/                                           By: s/
    -------------------------------------           ----------------------------
      Robert Frome, President                    Marc L. Bailin
                                                 Chapter 11 Trustee

Lacher & Fox, LLP                                Winick & Rich, P.C.
Attorneys for Hanover Capital Corporation        Attorney for Marc L. Bailin,
99 Park Avenue                                   Chapter 11 Trustee
New York, New York 10016                         919 Third Avenue
(212) 286-6000                                   New York, New York 10022
                                                 (212) 935-9360



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